BodyTel Scientific Inc. to Exhibit at the AACE Show in Seattle, USA

Henderson, Nevada, BodyTel Scientific, Inc. (OTCBB: BDYT), a company focused on the development of innovative wireless healthcare products, today announced that they will be attending the American Association of Clinical Endocrinologists (AACE) Sixteenth Annual Meeting and Clinical Congress, which will be held April 11 – 15 at the Washington State Convention & Trade Center in Seattle.  BodyTel will be exhibiting at booth 539 its GlucoTel system, a Bluetooth enabled blood glucose meter which wirelessly and in real-time transmits glucose values to a secure internet based server.

The Sixteenth Annual Meeting of AACE is structured to provide the latest clinical information for the practicing endocrinologist. The programs will focus on information that allows endocrinologists to achieve the best solutions for the diagnosis and management of endocrine diseases. In the United States, the most common endocrine disease is diabetes. Pertinent scientific, clinical practice and patient management will be disseminated via general sessions, workshops, meet-the-experts and satellite symposia.

President and CEO of BodyTel Scientific, Stefan Schraps, commented, “We are committed to utilizing technology to improve patient care and reduce healthcare costs. The 2007 AACE Annual Meeting offers us numerous opportunities to interact and gain exposure among an audience of over 1,400 clinical endocrinologists and allied health professionals. As the developer of the world’s first and only wireless Bluetooth™ enabled blood glucose meter, we expect to gainer significant attention and interest at the conference.”

About BodyTel Scientific, Inc.

BodyTel Scientific, Inc. is a company focused on the development of innovative wireless health monitoring products.  Please visit www.bodytel.com, for more company information.

About AACE

AACE is a professional medical organization with more than 6,000 members in the United States and 84 other countries. Founded in 1991, AACE is dedicated to the optimal care of patients with endocrine problems. AACE initiatives inform the public about endocrine disorders. AACE also conducts continuing education programs for clinical endocrinologists, physicians whose advanced, specialized training enables them to be experts in the care of endocrine disease, such as diabetes, thyroid disorders, growth hormone deficiency, osteoporosis, cholesterol disorders, hypertension and obesity. For further information about AACE and the Annual Meeting, visit the AACE web site at www.aace.com.

Forward-Looking Statements

Statements regarding the Company's business which are not historical facts are “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward-looking statements in this press release include that the Company is committed to utilizing technology to improve patient care and reduce healthcare costs; that the 2007 AACE Annual Meeting offers us numerous opportunities to interact and gain exposure among an audience of over 1,400 clinical endocrinologists and allied health professionals and as the developer of the world’s first and only wireless Bluetooth™ enabled blood glucose meter, we expect to gainer significant attention and interest at the conference.  Readers are directed to the BodyTel Scientific, Inc.’s reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed December 14, 2006 under our prior name Sellcell.net which outlined the company’s current business for further information and factors that may affect BodyTel Scientific Inc.’s business and results of operations as well as the Company’s form 10-KSB filed on December 15, 2006 and the Company’s form 10-QSB filed on January 16, 2007. BodyTel Scientific Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

ZA Consulting Inc.
David Zazoff, 212-505-5976 (Investors Relations)